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                                                                      EXHIBIT 11

                      INVESTORSBANCORP, INC. AND SUBSIDIARY
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:

                                                      FOR THREE MONTHS ENDED              FOR NINE MONTHS ENDED
                                                           SEPTEMBER 30,                       SEPTEMBER 30,
                                                    ---------------------------         ---------------------------
                                                       2000             1999               2000             1999
                                                    ----------       ----------         ----------       ----------

Net income                                          $  255,677       $  138,469         $  609,497       $  260,203
                                                    ==========       ==========         ==========       ==========
Determination of shares:

Weighted average common shares
   outstanding (basic)                               1,046,998        1,050,000 *        1,048,992        1,050,000

Assumed conversion of stock options                          -                - *                -            6,396
                                                    ----------       ----------         ----------       ----------
Weighted average common shares
   outstanding (diluted)                             1,046,998        1,050,000 *        1,048,992        1,056,396
                                                    ==========       ==========         ==========       ==========
Basic earnings per common share                     $     0.24       $     0.13 *       $     0.58       $     0.25
                                                    ==========       ==========         ==========       ==========
Diluted earnings per common share                   $     0.24       $     0.13 *       $     0.58       $     0.25
                                                    ==========       ==========         ==========       ==========


* Restated for 5% stock dividend as of the December 31, 1999 record date


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